UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM S-8

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   Commission File No:  333-75791

                   PATRIOT MOTORCYCLE CORPORATION
                   ------------------------------
        (Exact name of registrant as specified in its charter)

                               NEVADA
            (State or other jurisdiction of incorporation)

                             13-3961109
                 (I.R.S. Employer Identification No.)


            245 Citation Circle, Corona, California 92880
                   ------------------------------
         (Address of principal executive offices) (Zip Code)

 Registrant's telephone number, including area code:  (909) 735-2682
                   ------------------------------

            Business and Professional Service Agreements
                        (Full Title of Plan)

                           Michel Attias

                   Patriot Motorcycle Corporation
                         245 Citation Circle
                      Corona, California 92880
                   ------------------------------
              (Name and address of agent for service)

                          (909) 735-2682
  (Telephone number, including area code, of agent for service)

                        With copies sent to:
                       Kenneth S. August, Esq.
                  Feldhake, August & Roquemore LLP
                  19900 MacArthur Blvd., Suite 850
                     Irvine, California  92612

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                        CALCULATION OF REGISTRATION FEE                       |
-------------------------------------------------------------------------------
                  |               |  Proposed   |  Proposed    |              |
Title of          |               |  maximum    |  maximum     |              |
each class        | Amount        |  offering   |  aggregate   | Amount of    |
of securities     | to be         |  price per  |  offering    | registration |
to be registered  | registered(1) |  share(2)   |  price(2)    | fee          |
------------------|---------------|-------------|--------------|--------------|
Common Stock,     |  150,000      |  $2.105     |   $315,750   |   $78.94     |
$0.001 par value  |               |             |              |              |
------------------|---------------|-------------|--------------|--------------|

(1) The shares of the Company's Common Stock being registered are comprised of the following: one hundred ten thousand (110,000) shares granted to Patrick Michellis under a Business Advisory Agreement with the Company; ten thousand (10,000) shares granted to Jonathan Fink under a Business Advisory Agreement with the Company; and an aggregate of thirty thousand (30,000) shares granted to certain partners of Feldhake, August & Roquemore LLP under a Letter Agreement with the Company.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 (as amended), on the basis of $2.105 per share, the average of the bid and asked prices of the Common Stock shares as reported on the Over-The-Counter Electronic Bulletin Board on December 27, 2001.


PART I

Not applicable.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Patriot Motorcycle Corporation (the "Company") with the Commission (File No. 333-75791) are incorporated in and made part of this registration statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

(1) the Company's Audited Financial Statements for the period ended September 30, 2000, filed on Form 8-K/A on August 3, 2001;

(2) the Company's Quarterly Report for the period ended November 30, 2000, filed on Form 10-QSB on January 16, 2001;

(3) the Company's Quarterly Report for the period ended February 28, 2001, filed on Form 10-QSB on April 16, 2001; and

(4) the Company's Quarterly Report for the period ended May 31, 2001, filed on Form 10-QSB on July 23, 2001.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing such documents.

For purposes of this registration statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Feldhake, August & Roquemore LLP served as legal counsel to the Company for the purposes of preparing this registration statement, and certain partners of that firm owns thirty thousand (30,000) shares of the Company's common stock being registered on this registration statement. The total number of shares of the Company's common stock owned by partners of Feldhake, August & Roquemore LLP represent less than 1% of the total number of shares of the Company's common stock outstanding as of the date of this registration statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matters as to which any such Director or Officer or former Director of Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM  7.  EXEMPTION FROM REGISTRATION CLAIMED.

The shares being registered on this registration statement were acquired for services in private transactions not constituting public offerings in reliance of the exemption provided by Section 25102(f) of the California Corporations Code.

ITEM 8.  EXHIBITS

Exhibit No.     Description

 5.1 Opinion of Feldhake, August & Roquemore LLP, dated December 28, 2001, as to Legality of Shares Offered

10.5 Business Advisory Agreement, dated December 10, 2001, between Patriot Motorcycle Corporation and Jonathan Fink

10.6 Business Advisory Agreement, dated December 10, 2001, between Patriot Motorcycle Corporation and Patrick Michellis

10.7 Letter Agreement, dated December 28, 2001, between Patriot Motorcycle Corporation and Feldhake, August & Roquemore LLP

23.1 Consent of Feldhake, August & Roquemore LLP, dated December 28, 2001, for use of legality opinion

24.1 Power of Attorney - contained on signature page to this registration statement.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on December 31, 2001.

(Registrant)  Patriot Motorcycle Corporation

By: /s/ Michel Attias
        --------------
        Michel Attias
        President


By: /s/ Michel Attias
        --------------
        Michel Attias
        Principal Financial Officer and
        Principal Accounting Officer


Date:   December 31, 2001

In accordance with the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the Registrant, in the capacities and on the dates indicated.

Signature                      Title           Date
----------------------------------------------------------------------

By: /s/ Sherry Durst           Director        December 31, 2001
        --------------
        Sherry Durst


By: /s/ Alex Mardikian         Director        December 31, 2001
        --------------
        Alex Mardikian


        Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Michel Attias, President, with full power to act as his and her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and her in his and her name, place and stead, and in any and all capacities (until revoked in writing) to sign any and all capacities (including post-effective amendments and amendments thereto) this Registration Statement on Form S-8 of Patriot Motorcycle Corporation and to file same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitute may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the indicated persons in the capacities and on the dates indicated.


By: /s/ Michel Attias
        ---------------
        Michel Attias
        President, Secretary
        Treasurer and Director             Date: December 31, 2001


By: /s/ Sherry Durst
        ---------------
        Sherry Durst
        Director                           Date: December 31, 2001


By: /s/ Alex Mardikian
        ---------------
        Alex Mardikian
        Director                           Date: December 31, 2001